                                                                   EXHIBIT 10.10

                            UNIT PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 11, 1995

                                     AMONG

                             BLUE RHINO CORPORATION

                                      AND

                          THE PURCHASERS LISTED ON THE

                             SCHEDULE OF PURCHASERS

                               TABLE OF CONTENTS
                               -----------------

1.   Authorization of the Units..............................................  1

2.   Subscriptions; Issuance; and Closing....................................  1
     A.   Subscriptions......................................................  1
     B.   Delivery of Notes..................................................  1
     C.   Warrant Issuance...................................................  1
     D.   Closing Mechanics..................................................  2
3.   Conditions of Each Purchaser's Obligation at the Closing................  2

4.   Covenants...............................................................  4
     A.   Financial Statements and Other Information.........................  4
     B.   Negative Covenants.................................................  5
     C.   Affirmative Covenants..............................................  7

5.   Transfer of Restricted Securities.......................................  9

6.   Representations and Warranties of the Corporation....................... 10
     A.   Organization and Corporate Power................................... 10
     B.   Corporate Power; Successor Corporation............................. 11
     C.   Capitalization..................................................... 11
     D.   Authorization...................................................... 12
     E.   No Violation....................................................... 12
     F.   Validity of Securities............................................. 13
     G.   Financial Statements............................................... 13
     H.   Absence of Undisclosed Liabilities................................. 13
     I.   Tax Liabilities.................................................... 14
     J.   Litigation......................................................... 14
     K.   Consents........................................................... 15
     L.   Title to Properties; Liens and Encumbrances........................ 15
     M.   Offering; Conversion............................................... 15
     N.   Compliance with Law and Other Instruments.......................... 15
     O.   Hazardous Substances............................................... 15
     P.   Registration Rights................................................ 16
     Q.   Fees and Commissions............................................... 16
     R.   Disclosure......................................................... 16

7.        Definitions........................................................ 17

8.        Miscellaneous...................................................... 22
     A.   Expenses........................................................... 22
     B.   Remedies........................................................... 22
     C.   Purchaser's Investment Representations............................. 22
     D.   Additional Covenants of the Purchaser.............................. 25

     E.   Shareholders' Agreement............................................ 25
     F.   Consent to Amendments/Waivers...................................... 25
     G.   Survival of Representations and Agreements......................... 26
     H.   Successors and Assigns............................................. 26
     I.   Capital and Surplus................................................ 26
     J.   Severability....................................................... 27
     K.   Counterparts....................................................... 27
     L.   Descriptive Headings............................................... 27
     M.   Governing Law...................................................... 27
     N.   Notices............................................................ 27
     O.   Understanding Among the Purchasers................................. 28

                            UNIT PURCHASE AGREEMENT
                            -----------------------

     THIS AGREEMENT is made as of October 11, 1995, among Blue Rhino Corporation, a Delaware corporation (the "Corporation"), and those Persons listed on the Schedule of Purchasers (the Purchasers on the Schedule of Purchasers attached hereto are collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

                                R E C I T A L S:
                                - - - - - - - -

     The Corporation desires to sell to the Purchasers and the Purchasers desire to purchase up to 13,850 units ("Units"), each Unit consisting of a $1,359.35 principal amount 10.5% Senior Discount Note ("Note" and collectively "Notes") due October 11, 2000 and a Warrant to purchase 487.14 shares ("Warrant" or collectively "Warrants") of Common Stock of the Corporation, par value $.01 per share (the "Common Stock") at a price of $1,000.00 per unit.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Authorization of the Units. The Corporation has authorized the issuance and sale to the Purchasers of 6,746,889 shares of its Common Stock, par value $0.01 per share upon the exercise of the Warrants. The Corporation has also authorized the execution and delivery to the Purchasers of the Notes and Warrants.

     2.   Subscriptions; Issuance; and Closing.

          A. Subscriptions. Each of the Purchasers hereby severally agrees to purchase that number of Units set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price of $1,000.00 per Unit. The sale of Units to each Purchaser at the Closing (as defined below) shall constitute a separate sale hereunder.

          B. Delivery of Notes. At the Closing (as defined below) the Corporation shall deliver to each Purchaser the Note to be purchased by each Purchaser. The Note shall be in form and substance substantially similar to Exhibit A attached hereto. The Corporation and the Purchasers acknowledge that the Notes may be prepaid in whole or in part by the Corporation as long as any prepayment is on a pro rata basis to all Holders of outstanding Notes issued pursuant to the terms of this Agreement.

          C. Warrant Issuance. In consideration of each Purchaser's subscription to purchase Units, as described above, the Corporation agrees to issue that number of Warrants set forth opposite each Purchaser's name on the Schedule of Purchasers attached hereto to the Purchasers at the Closing. The Warrants shall be in form and substance substantially similar to Exhibit B attached hereto.

          D. Closing Mechanics. The closing (the "Closing") for the purchase and sale of the Units will take place at the offices of Pedersen & Houpt, 161 North Clark, Suite 3100, Chicago, Illinois at 10:00 a.m. on October 11, 1995 (the "Closing Date"), or at such other place or on such other date as may be mutually agreeable to the Corporation and each Purchaser. At the Closing, the Corporation will deliver to each Purchaser the Note and Warrant to be purchased as part of the Units, registered on the books of the Corporation in such Purchaser's or its nominee's name. Payment of the purchase price for the Units shall be by a cashier's or certified check, or by wire transfer of immediately available funds to the Corporation's account at a bank specified in a notice to the Purchasers.

     3.   Conditions of Each Purchaser's Obligation at the Closing.

          A. The obligation of each Purchaser to purchase and pay for the Units at the Closing is subject to the satisfaction as of the Closing Date of the following conditions:

               (i) Representations and Warranties. The representations and warranties contained in Section 6 hereof will be true and correct in all material respects at and as of the Closing as though then made.

               (ii) Amendment and Restatement of Certificate of Incorporation. The Corporation's Certificate of Incorporation (the "Certificate of Incorporation") will have been amended and restated in form and substance as set forth in Exhibit C hereto, will be in full force and effect under the laws of the State of Delaware as of the Closing as so amended and will not have been further amended or modified.

               (iii) Registration Rights Agreement. The Corporation, the Purchasers and certain other investors in the Corporation will have entered into a Registration Rights Agreement in form and substance substantially similar to Exhibit D attached hereto (the "Registration Rights Agreement"), and the Registration Rights Agreement will be in full force and effect.

               (iv) Blue Sky Clearances. The Corporation will have made all filings under applicable state securities laws, and will have taken all other action, necessary to consummate the issuance of the Units pursuant to this Agreement in compliance with such laws.

               (v) Closing Documents. The Corporation will have delivered to each Purchaser at the Closing all of the following documents:

                    (a) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and this Section 3A have been

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          fully satisfied and that all representations and warranties contained in Section 6 of this Agreement are true and correct as of the Closing Date;

                    (b) copies of the resolutions duly adopted by the Corporation's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, and each of the other agreements contemplated hereby, the filing of the amendment to the Certificate of Incorporation referred to in
          Section 3A(ii), the issuance and sale of the Notes and Warrants as part of the Units, and the reservation for issuance upon exercise of the Warrants of an aggregate of 6,746,889 shares of Common Stock;

                    (c) copies of the resolutions duly adopted by the Corporation's Board of Directors authorizing execution and delivery of the Notes and Warrants purchased at the Closing;

                    (d) copies of the Certificate of Incorporation and the Corporation's bylaws;

                    (e) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal), if any; and

                    (f) such other documents relating to the transactions contemplated by this Agreement as any Purchaser may reasonably request.

               (vi) Proceedings. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to each Purchaser.

               (vii) Opinion of Corporation's Counsel. Prior to the Closing Date, each Purchaser will have received from Pedersen & Houpt, counsel for the Corporation, the opinion addressed to each Purchaser in the form as attached hereto as Exhibit E.

          B. Waiver. Any condition specified in this Section 3 may be waived if consented to by each Purchaser; provided that no such waiver will be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser. Any Purchaser that waives is obligated to purchase and pay for its Units.

      4.  Covenants.

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          A.   Financial Statements and Other Information.  So long as any Notes or Warrants remain outstanding, the Corporation will deliver to each Holder of Notes or Warrants:

               (i) Audited Annual Financial Statements. As soon as practicable after the end of each fiscal year of the Corporation, and in any event within ninety (90) days thereafter, consolidated and consolidating balance sheets of the Corporation and its Subsidiaries, as of the end of such year, and consolidated and consolidating statements of operations and sources and uses of funds of the Corporation and its Subsidiaries, for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of the consolidated statements, certified, without qualification or explanation, by a nationally recognized independent public accountants selected by the Corporation and acceptable to the Purchasers;

               (ii) Unaudited Monthly Financial Statements. As soon as practicable after the end of each month and in any event within thirty
          (30) days thereafter, consolidated and consolidating balance sheets of the Corporation and its Subsidiaries as of the end of such period, and consolidated and consolidating statements of operations of the Corporation and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP, subject to the absence of footnotes and statements of changes in cash and changes resulting from normal year-end adjustments, and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, together with a comparison of such statements to the Business Plan, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial officer of the Corporation;

               (iii) Default. Promptly upon the occurrence thereof notice of any Default;

               (iv) Material Adverse Developments. Promptly upon the occurrence thereof, notice of any event which has had, or could reasonably be expected to have, a material adverse impact on the business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, of the Corporation of any Subsidiary, including, without limitation, the institution or threat of any material litigation or investigation with respect to the Corporation or any Subsidiary or any material disputes with customers; and

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

               (v) Other Information. With reasonable promptness, all press releases issued by the Corporation or any Subsidiary, any filings made with the Commission by the Corporation or any Subsidiary and such other data and information as from time to time may be reasonably requested by the Purchasers or Purchasers' counsel or such other data as the Corporation may from time to time furnish to any of the holders of its securities or its directors in their capacities as such.

          B. Negative Covenants. So long as any Notes remain outstanding, without the approval, by vote or written consent, of the Holders of not less than the majority of the principal balance of the Notes then outstanding, the Corporation will not:

               (i) Dividends. Directly or indirectly declare or pay, or permit any Subsidiary which is not a wholly owned Subsidiary to declare or pay, any dividends, or make or permit any Subsidiary which is not a wholly owned Subsidiary to make, any distributions upon any of its equity securities;

               (ii) Redemptions. Directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to directly or indirectly redeem, purchase or otherwise acquire, any of the Corporation's or any Subsidiary's equity securities, except the repurchase of Common Stock from employees of the Corporation upon termination of employment pursuant to an incentive stock plan or a stock option plan which may be adopted by the Board of Directors and as required by the terms of the Series A Preferred Stock and Existing Warrants;

               (iii) Issuances. Authorize, issue, or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any Indebtedness pari passu with or senior to the Notes except for (u) Notes issued in connection with the Chicago Dearborn Private Placement and (v) Indebtedness arising in the ordinary course of business consistent with past customs and practice or which would not exceed $50,000 in the aggregate; (b) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (c) any equity securities (or any securities convertible into or exchangeable for any equity securities), except for (w) Common Stock or options to acquire 2,000,000 Common Stock as incentives to key employees, directors and consultants of the Corporation which may be issued by the

          Board only after the approval of at least two directors elected by the holders of Series A Preferred Shares, (x) Warrants to purchase Common Stock to be issued to certain Investors upon the renewal of the loans to the Corporation from Bank of America and Platinum Venture Partners I, L.P., (y) the HDP Warrants and (z) Warrants to purchase Common Stock to be issued in connection with the Chicago Dearborn Private Placement;

               (iv) Mergers. Merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than, in the case of a wholly-owned Subsidiary, with or into the Corporation or any other wholly-owned Subsidiary);

               (v) Liquidations. Liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction; and

               (vi) Charter Amendments. Make any amendment to the Corporation's certificate of incorporation or by-laws, or file any resolution of the Board with the Secretary of State of Delaware.

          C. Affirmative Covenants. So long as any Notes or Warrants remain outstanding, the Corporation will:

               (i) Accounting. The Corporation will maintain and will cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP and all financial statements or information delivered under Section 4A will be prepared in accordance with GAAP, except as otherwise provided in Section 4A;

               (ii) Insurance. The Corporation agrees to maintain or cause to be maintained, with financially sound and reputable insurers rated A or above by A.M. Best, insurance with respect to its assets and business and the assets and business of its Subsidiaries against loss or damage of the kinds customarily insured against by similarly situated corporations of established reputation engaged in the same or similar businesses, in adequate amounts, and at the request of any Purchasers shall furnish such Purchasers with evidence of the same. The Corporation further agrees to cause to be maintained, with financially sound and reputable insurers rated A or above by A.M. Best, term life insurance payable to the Corporation on the life of Billy Prim in the amount of at least $1,000,000;

               (iii) Payment of Taxes. The Corporation agrees to pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of its

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

     assets or those of its Subsidiaries or in respect of its or their respective franchises, businesses, income or profits, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any asset of the Corporation or any Subsidiary, before the same become delinquent, except that (unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced) no such charge need be paid if being contested in good faith and by appropriate measures promptly initiated and diligently conducted if (a) such reserve or other appropriate provision, if any, as shall be required by sound accounting practice shall have been made therefor, and (b) such contest does not have a material adverse effect on the financial condition of the Corporation or the ability of the Corporation to pay any Indebtedness and no assets are in imminent danger of forfeiture;

               (iv) Compliance With Laws. The Corporation agrees to use its best efforts to comply, and shall use its best efforts to cause each Subsidiary to comply, with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective assets, and with all contracts, and agreements to which it is a party or shall become a party, and to perform all obligations which it has or shall incur the violation of which could have a material adverse effect on the business, affairs, assets, prospects, operations or condition, financial or otherwise, of the Corporation and its Subsidiaries taken as a whole. Neither the Corporation nor anyone acting on its behalf will take any action hereafter that would cause the loss of its exemption from the registration requirements of the Securities Act except as provided for under the Registration Rights Agreement;

               (v) Preservation of Corporate Existence and Property; Operations. The Corporation agrees to preserve, protect, and maintain, and cause each Subsidiary to preserve, protect, and maintain, (a) its corporate existence, and (b) all rights, franchises, accreditations, privileges, and properties the failure of which to preserve, protect, and maintain could have a material adverse effect on the business, affairs, assets, prospects, operations, or condition, financial or otherwise, of the Corporation and its Subsidiaries taken as a whole. The Corporation and its Subsidiaries will comply with all material agreements and contracts, including, without limitation, all leases and loan agreements;

               (vi) Reservation of Common Stock. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation will take all such actions as may be necessary to assure that all such shares of

     Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of common stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance); and

               (vii) Compliance With Environmental Laws. The Corporation will use all Hazardous Substances (including the Propane, Polystyrene and Paint if any or all of them are deemed Hazardous Substances) in compliance with all Environmental Laws and to obtain all required permits, licenses, certificates and registrations relating to health, safety or protection of the environment which, if not possessed, would have a material adverse effect on the Corporation or result in a violation of any applicable Environmental Laws.

     5.  Transfer of Restricted Securities.

          A. Restricted Securities are transferable pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 of the Commission (or any similar rule then in force) if such rule is available, (iii) the conditions specified in Subsection B below, (iv) subject to Subsection D below, and (iv) subject to Subsection E below.

          B. In connection with the transfer of any Restricted Securities (other than a transfer described in Subsection 5A(i) or (ii) above), the Holder thereof will deliver written notice to the Corporation describing in reasonable detail the transfer or proposed transfer, together with an opinion of Pedersen & Houpt or other counsel which (to the Corporation's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the Holder of the Restricted Securities delivers to the Corporation an opinion of Pedersen & Houpt or such other counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, the Corporation will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in
Section 8C. If the Corporation is not required to deliver new certificates for such Restricted Securities not bearing such legend, the Holder thereof will not transfer the same until the prospective transferee has confirmed to the Corporation in writing its agreement to be bound by the conditions contained in this Section and Section 8C.

          C. The Corporation shall place, and shall instruct any transfer agent of the Corporation to place, a stop-transfer order on the Corporation's shareholder record books which prohibits the Corporation, or any transfer agent of the Corporation, from registering on the Corporation's books (i) any transfer of the shares of Restricted Securities and (ii) the issuance of shares of Common Stock upon any exercise of the Warrants that, in each case, were originally granted or sold to Purchasers who are not "U.S. Persons" (as defined in Rule 902 under the Securities Act) unless such transfer or conversion is made in accordance with the provisions of Regulation S (17 CFR (S)(S) 230.902 - 230.904) under the Securities Act.

          D. In the event any Holder of Restricted Securities desires to sell, assign, transfer or convey any Restricted Securities (other than to such Holder's spouse or lineal descendants, a trust or retirement account or fund for the benefit of such Holder or his spouse or lineal descendants, any corporation, limited liability company or partnership in which such Holder and or his spouse and lineal descendants are the direct and beneficial owners of all of the equity interests, provided such Holder, spouse and lineal descendants agree in writing to remain the direct and beneficial owners of all such equity interests, which transfer shall be a permitted transfer subject, however, to the provisions of Subsection B above), such Holder (the "Transferor") shall deliver written notice of such proposed sale, assignment, transfer or conveyance (the "Notice") to the other Holders of the Warrants, the Common Stock and the Notes (the "Other Holders"). Such notice shall include the name of the transferee, the number of shares of capital stock to be transferred, the amount of the Notes to be transferred and the proposed terms and conditions of such conveyance. The Other Holders shall have a right to purchase the Transferor's Warrants, Common Stock and Notes proposed to be transferred.

     The shares of Common Stock, Warrants and/or Notes to be transferred by the Transferor shall be offered to each of the Other Holders on a pro rata basis according to their percentage ownership Common Stock, Warrants and Notes as compared to that held by the participating Other Holders. Each Other Holder shall be required to notify the Transferor within fifteen (15) days of receipt of the Notice as to whether they wish to accept their pro rata share of such Common Stock, Warrants or Notes upon the terms and conditions contained in the Notice. The Other Holders may not acquire less than all of each of their pro rata share of capital stock and/or Notes to be transferred. If any Other Holder elects not to acquire its pro rata share of the capital stock and/or Notes to be transferred, such other Holder's pro rata share of the capital stock and/or Notes to be transferred shall be offered to the other Holders on a pro rata basis in the fashion described above. The closing of this sale shall occur as provided in the Notice.

     6. Representations and Warranties of the Corporation. As a material inducement to the Purchasers to enter into this Agreement and purchase the Units, the Corporation hereby represents and warrants that:

          A. Organization and Corporate Power. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Corporation. The Corporation has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement.

          B. Corporate Power; Successor Corporation. The Corporation has all requisite legal and corporate power and authority to enter into this Agreement and all other agreements entered into pursuant hereto, to issue and sell the Units and to carry out and perform its obligations under the terms of this Agreement and all other agreements entered into pursuant hereto. The Corporation is the successor corporation of BRC-North Carolina pursuant to a statutory merger under Delaware Law in which the Corporation is the survivor and is successor to all rights, titles and interest of BRC-North Carolina. Where appropriate, references to the Corporation in this Section 6 shall mean both the Corporation and BRC-North Carolina as its predecessor.

          C. Capitalization. As of the Closing Date, the Corporation's authorized capital stock will consist of (a) 66,000,000 Common Shares, and (b) 20,796,172 Series A Preferred Shares. As of the Closing Date, there shall be no declared but unpaid dividends or undeclared dividend arrearage on any shares of capital stock of the Corporation. After giving effect to the consummation of the transactions contemplated by this Agreement, the only shares of capital stock issued and outstanding, reserved for issuance or committed to be issued will be:

               (i)  22,125,341 issued and outstanding shares of Common Stock;

               (ii) 6,746,889 shares of Common Stock reserved for issuance upon exercise of the Warrants;

               (iii) 960,000 shares of Common Stock reserved for issuance upon exercise of the HDP Warrants;

               (iv) 2,440,277 shares of Common Stock reserved for issuance upon exercise of the Warrants to be issued in connection with the Chicago Dearborn Private Placement;

               (v) 9,170,435 shares of Common Stock reserved for issue upon the exercise of the Existing Warrants;

               (vi) 465,000 shares of Common Stock reserved for future issuances to employees, directors or consultants;

               (vii) 2,000,000 shares of Common Stock reserved for future grants pursuant to a stock option plan or stock incentive plan which the directors may choose to enact;

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

               (viii) 20,796,172 shares of Common Stock reserved for issuance upon the conversions of the Series A Preferred Stock; and

               (ix) 20,796,172 issued and outstanding shares of Series A Preferred Stock.

     There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Corporation for the purchase or acquisition of any shares of its capital stock, other than those issued, reserved or committed to be issued pursuant to or listed in this Agreement or as provided for in the Shareholders' Agreement or the Certificate of Incorporation. All outstanding securities of the Corporation were issued in compliance with all federal and state securities laws.

          D. Authorization. All corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Corporation of this Agreement and all other agreements entered into pursuant hereto and the consummation of the transactions contemplated hereby and thereby, and for the authorization, issuance and delivery of the Notes and Warrants, has been taken. This Agreement and all other agreements entered into pursuant hereto, including the Notes and Warrants, are legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

          E. No Violation. The execution and delivery of this Agreement and all other agreements entered into pursuant hereto, the consummation of the transactions provided for herein and therein or contemplated hereby and thereby, and the fulfillment by the Corporation of the terms hereof or thereof, will not (with or without notice or passage of time or both) (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of the Corporation, (ii) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval which has not been obtained under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Corporation is a party or by which it or any of its assets may be bound or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Corporation or any of its assets.

          F. Validity of Securities. The Warrants and Notes, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens. The Underlying Common Stock issuable upon exercise of the Warrants have been duly and validly reserved and, upon issuance in accordance with the exercise provisions of the Warrants, will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens.

          G. Financial Statements. The Corporation has furnished Purchasers' with (a) the unaudited balance sheet of the Corporation for the period ended July 31, 1995 (the "Unaudited Balance Sheet"), together with the unaudited statements of income and changes in financial position for the period then ended (collectively, including the Unaudited Balance Sheet, the "Unaudited Financial Statements"), and (b) the audited balance sheet of the Corporation for the fiscal year ended July 31, 1994 (the "Audited Balance Sheet"), together with the audited statements of income and changes in financial position for the period then ended (collectively, including the Audited Balance Sheet, the "Audited Financial Statements"), The Unaudited Financial Statements have been prepared in accordance with GAAP, subject to the absence of footnotes and statements in changes in cash and changes, resulting from normal year-end adjustments, and fairly and accurately present the financial position of the Corporation as of July 31, 1995, and the results of its operations for the period then ended. The Audited Financial Statements have been prepared in accordance with GAAP, fairly and accurately present the financial position of the Corporation as of July 31, 1994, and the results of its operations for the year then ended. All the books, records and accounts of the Corporation are in all material respects accurate and complete, are in fall material respects in accordance with good business practice and all laws, regulations and rules applicable to the Corporation and the conduct of its business and accurately present and reflect in all material respects of all the transactions described therein.

          H. Absence of Undisclosed Liabilities. As of the Closing Date, the Corporation will not have any material debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing (regardless of when such liability or obligation is asserted), including but not limited to liabilities or obligations on account of taxes and governmental charges or penalties, interest or fines thereon or in respect thereof, except (i) as and to the extent clearly and accurately reflected and accrued for or reserved against in the Unaudited Balance Sheet and (ii) for liabilities and obligations arising after July 31, 1995 in the ordinary course of business consistent with past customs and practice or which would not exceed $50,000 in the aggregate.

          I. Tax Liabilities. The Corporation has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it, and such returns are true and correct. The Corporation has paid all taxes, interest and penalties, if any, reflected on such tax returns or otherwise due and payable by it. The reserves for taxes reflected on the Unaudited Balance Sheet are adequate in amount of the payment of all liabilities for all taxes (whether or not disputed) of the Corporation accrued through the dates of such balance sheets. Any deficiencies proposed as a result of any governmental audits of such tax returns have been paid or settled, and there are no present disputes as to taxes payable by the Corporation.

          J. Litigation. There are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of the Corporation) pending or threatened (nor, to the best knowledge of the Corporation, does nay basis exist therefor) against or affecting the Corporation at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending during the last two years. The Corporation is not operating under or subject to, nor in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic, and the Corporation has not been charged or threatened with a charge of violation, or under investigation with respect to possible violation, of any provision of any federal, state or local law or administrative ruling or regulation relating to them or their business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise. The Corporation has not received any material complaint from any of its customers or suppliers.

          K. Consents. All consents, approvals, qualifications, orders or authorizations of, or filings with, any governmental authority, including state securities or "Blue Sky" offices, required in connection with the Corporation's valid execution, delivery or performance of this Agreement and all other agreements entered into pursuant hereto, the offer, sale and issuance of the Notes and Warrants, and the consummation of any other transaction contemplated on the part of the Corporation hereby or thereby have been obtained or made.

          L. Title to Properties; Liens and Encumbrances. The Unaudited Balance Sheet reflects all of the assets of the Corporation as of the date thereof. The Corporation has good and marketable title to all of the assets necessary to conduct its business as presently conducted or as proposed to be conducted, free and clear of any Liens.

          M. Offering; Conversion. Subject in part to the truth and accuracy of the representations of the Purchasers set forth in this Agreement, (i) the offer, sale and issuance of the Units and (ii) the conversion of the Warrants into Common Stock, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws.

          N. Compliance with Law and Other Instruments. The Corporation is not in violation of any term of its Certificate of Incorporation or by-laws or of the provisions of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which it is subject and a violation of which could have a material adverse effect on its business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, or the Corporation's ability to perform its obligations hereunder or under any agreement entered pursuant hereto. The Corporation has all franchises, permits, licenses and approvals, necessary to conduct its business as presently conducted. The Corporation has no knowledge of or reason to expect any change to any law, statute, rule or regulation which could adversely affect the ability of the Corporation to conduct its business as presently conducted or as proposed to be conducted.

          O. Hazardous Substances. Except for the propane (Chemical Abstract Series Number 74-98-6) (the "Propane"), the polystyrene racks used to hold the propane cylinders (the "Polystyrene"), and the water-reducible acrylic coating (Product Number F78QXA0515-4368) used to paint the propane cylinders (the "Paint"), used by the Corporation in the ordinary course of its business, the Corporation has never generated, transported, treated, stored nor disposed, nor, in any manner, arranged for disposal or treatment within the meaning of RCRA, CERCLA or any applicable federal, state or local law, regulation, ordinance or requirement, as amended or hereinafter amended of any Hazardous Substances. Except for the Propane, Polystyrene and Paint used by the Corporation in the ordinary course of its Business, there are no Hazardous Substances on, in, or under the premises leased or possessed by the Corporation (including, without limitation, those which may be contained in underground storage tanks). There have not been and there are not any past or present events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with any federal, state, or local law, regulation, or ordinance, or requirement relating to health and safety and protection of the environment ("Environmental Laws") or which may give rise to any legal liability or otherwise forms the basis of any claim, action, suit, proceeding, hearing or investigation against or involving the Corporation bases on any condition or any violation or alleged violation of any Environmental Laws.

          P. Registration Rights. Except as provided for in the Registration Rights Agreement, the Corporation is not under any obligation to register under the Securities Act any of its currently outstanding securities or any of its securities which may hereafter be issued.

          Q. Fees and Commissions. The Corporation has retained no finder, broker, agent, financial advisor or other intermediary (collectively "Intermediary") in connection with the transactions contemplated by this Agreement and the Corporation agrees to indemnify and hold harmless the Purchasers from liability for any compensation to any Intermediary and the fees and expenses of defending against such liability or alleged liability.

          R. Disclosure. This Agreement, the schedules and exhibits hereto, and the financial statements and other materials referred to herein as having been delivered to the Purchasers and/or Purchasers' counsel, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which they were made. There is no fact reasonably known to the Corporation relating to the business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise, of the Corporation that may materially adversely affect the same which has not been disclosed in writing to the Purchasers by the Corporation.

      7. Definitions. For the purpose of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

          "Board of Directors" means the Corporation's duly elected Board of Directors.

          "Business Day" means (i) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (ii) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

          "Chicago Dearborn Private Placement" means the sale of up to 5,000 Units to Chicago Dearborn Corporation which the Corporation is authorized to enter into within the next 3 months.

          "Commission" means the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

          "Default" means the failure of the Corporation or any Subsidiary to duly observe or perform any covenant, condition or agreement required to be performed by the Corporation or a Subsidiary under this Agreement, any agreement entered into pursuant hereto or the Certificates of Incorporation.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Existing Warrants" means the Warrants to purchase (i) 4,214,185 shares of Common Stock at $0.0347037 per share, issued to certain investors on December 1, 1994, (ii) 115,264 shares of Common Stock at $0.347037 per share, issued to Peter Huizenga ("Huizenga"), Andrew Filipowski ("Filipowski"), Craig Duchossois ("Duchossois") and Robert F. Steele ("Steele") in connection with a bridge loan in May 1995, (iii) 2,593,385 shares of Common Stock at $0.347037 per share issued to Huizenga, Filipowski, Duchossois, Steele, and

Billy D. Prim ("Prim") in connection with their guarantee of loan to the Corporation in June 1995, (iv) 86,446 shares of Common Stock at $0.347037 per share issued to Platinum Ventures Partners I, L.P. in connection with a loan to the Corporation in May 1995, (v) 259,338 shares of Common Stock at $0.347037 per share issued to Platinum Ventures Partners I, L.P. in connection with the extension of the maturity on its loan to the Corporation on August 14, 1995,
(vi) 172,892 shares of Common Stock at $0.347037 per share to be issued to Platinum Ventures Partners I, L.P. upon the renewal of its loan to the Corporation in June 1996, and (vii) 1,728,925 shares of Common Stock at $0.347037 per share to be issued to Huizenga, Filipowski, Duchossois, Steele, and Prim upon the extension of the repayment period on the loan from Bank of America to the Corporation in December 1995.

          "GAAP" means the generally accepted accounting principles, consistently applied.

          "Hazardous Substances" means hazardous substances or hazardous wastes, as those terms are defined by the Resource Conservation and Recovery Act 42 U.S.C (S)6901, et seq. ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)6901, et seq. ("CERCLA") or any applicable federal, state, or local law, regulation, ordinance or requirement, as amended, or hereafter amended. "Hazardous Substances" shall also include, but not limited to, petroleum, including but not limited to, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute) and any radioactive material, including but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. (S)2100, et seq., as amended or hereafter amended and asbestos in any form or condition.

          "HDP Warrants" means the Warrants to purchase 960,000 shares of the Corporation's Common Stock at an exercise price of $0.347037 per share to be issued to Peter Huizenga, Craig Duchossois and Peer Pedersen as compensation for their assistance in consummating the sale of Units pursuant to this Agreement.

          "Holder" of at least a certain percentage or number of Warrants, Common Stock, or other securities shall mean any single Holder beneficially owning at least such designated percentage or number of such securities, or each member of a Group (hereinafter defined) if the Group has beneficial ownership of, in the aggregate, at least such percentage or number of such securities.

          "Indebtedness" of any Person shall mean the principal of, premium, if any, and unpaid interest on: (i) indebtedness for money borrowed from others;
(ii) indebtedness guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, in any manner by such Person through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (iii) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; (iv) all indebtedness of such Person crated or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property; and (v) renewals, extensions and refundings of any such indebtedness.

          "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

          "Officer's Certificate" means a certificate signed by the Corporation's president, its chief financial officer, its chief operating officer or its chairman of the board, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any material fact necessary to make the certificate not misleading.

          "Permitted Lien" shall mean (i) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings conducted with due diligence and for which the Corporation has furnished adequate security for payment; (ii) Liens in respect of pledges or carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted with due diligence and for which the Corporation has furnished adequate security for payment; and (iii) statutory Liens incidental to the conduct of the business of the Corporation or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

          "Person" means any individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of December 1, 1994 by and between the Corporation and certain of its investors as amended by that certain First Amendment to Blue Rhino Corporation Registration Rights Agreement dated May 10, 1995 and that certain Second Amendment to Blue Rhino Corporation Registration Rights Agreement dated of even date herewith.

          "Restricted Securities" means (i) the Warrants, (ii) the Common Stock issued upon exercise of Warrants, (iii) any securities issued with respect to the securities referred to in clauses (i) through (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) if applicable, the Notes. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8C herein have been delivered by the Corporation in accordance with Section 5B. Whenever any particular securities cease to be Restricted Securities under (a) or (b) above, the Holder thereof will be entitled to receive from the Corporation, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8C.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Series A Preferred Stock" means the Corporation's Series A Convertible Participating Preferred Stock.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

          "Underlying Common Stock" means (i) the Corporation's Common Stock issued or issuable upon exercise of the Warrants, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Person who holds Warrants will be deemed to be the Holder of the Common Stock obtainable upon the exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion. As to any particular shares of Underlying Common Stock, such shares will cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

      8.  Miscellaneous.

          A. Expenses. The Corporation agrees to pay, and hold each Purchaser and all Holders of the Warrants, Underlying Common Stock and the Notes harmless against liability for the payment of, (i) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, the Certificate of Incorporation (including, without limitation, in connection with any proposed merger or sale of the Corporation),
(ii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Warrants, any Notes or any shares of Common Stock issuable upon exercise of the Warrants, (iii) reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby, the Certificate of Incorporation, the Shareholders' Agreement or the Registration Rights Agreement (iv) reasonable fees and expenses of counsel for a Purchaser or such Holder in rendering a legal opinion in connection with the sale or assignment of a Purchaser's or such Holder's Warrants or Notes if a Purchaser or such Holder desires to sell or otherwise transfer any or all of the Warrants or Notes held by it and counsel for the Corporation declines to render a legal opinion to such Purchaser or such Holder, whether or not registration under the Securities Act will be required for such sale or transfer and (v) the reasonable fees and expenses incurred by any such Person in connection with any transaction, claim or event which such Person reasonably believes affects its investment in the Corporation and as to which such Person seeks advice of counsel.

          B. Remedies. Each Holder will have all rights and remedies set forth in this Agreement, the Certificate of Incorporation and all rights and remedies which such Holders have been granted at any time under any other agreement or contract and all of the rights which such Holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          C. Purchaser's Investment Representations. Each Purchaser hereby severally represents to the Corporation the following:

               (i) the Purchaser is a "U.S. Person" (as defined in Rule 902 (17 CFR (S) 230.902) under the Securities Act);
               (ii) the Purchaser's state of residency for security law purposes is the state referred to next to the Purchaser's name on the signature pages hereto;
               (iii) (a) the Purchaser is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent any Purchaser and subsequent Holders of Restricted Securities from transferring such securities in compliance with the provisions hereof. Each certificate for Restricted Securities purchased hereunder will be imprinted with a legend in substantially the following form:

               The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or offered for sale unless registered under said Act or unless the holder of this certificate delivers to Blue Rhino Corporation an opinion of counsel reasonably acceptable to Blue Rhino Corporation stating that an exemption from such registration is available.

                    (b) The Purchaser has the financial ability to bear the economic risk of an investment in the Restricted Securities, has adequate means of providing for his, her or its current needs and personal contingencies, has no need for liquidity in such investment and could afford a complete loss of such investment.

                    (c) The Purchaser was not formed for the specific purpose of acquiring the Restricted Securities offered in this transaction.

                    (d) The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D of the Securities Act.

               (iv) The Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to his, her or its net worth and his, her or its investment in the Corporation will not cause such overall commitment to become excessive;

               (v) The Purchaser has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of his, her or its investment in the Restricted Securities; and

               (vi) (a) The Purchaser expressly acknowledges receipt of the financial information distributed in connection with this offering. The Purchaser acknowledges and agrees that the Purchaser has read and understood the terms and conditions set forth in the financial information.

                    (b) The Purchaser has been given full opportunity to ask questions of and to receive answers from representatives of the Corporation concerning the terms and conditions of the investment and the business of the Corporation and such other information as he, she or it desires in order to evaluate an investment in the Restricted Securities, and all such questions have been answered to the full satisfaction of the Purchaser.

                    (c) In making his, her or its decision to acquire the Restricted Securities, the Purchaser has relied solely upon independent investigations made by him, her or it. In addition, the Purchaser initially learned of the investment through a direct communication, and was never presented or solicited by (x) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, (y) any seminar or meeting whose attendees, including the Purchaser, had been invited as a result of, subsequent to or pursuant to any of the foregoing, or (z) any other form of general solicitation.

                    (d) The Purchaser understands that the shares of the Restricted Securities have not been registered under the Securities Act, the securities laws of any state, and are being issued in reliance upon specific exemptions from registration thereunder, and the Purchaser agrees that the shares of the Restricted Securities may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except pursuant to (x) a registration statement with respect to such securities which is effective under the Securities Act or under the securities act of any state, (y) Rule 144 under the Securities Act or (z) any other exemption from registration under the Securities Act or under the securities act of any state relating to the disposition of securities, provided an opinion of counsel is furnished, reasonably satisfactory in form and substance to the Corporation, that an exemption from the registration requirements of the Securities Act of such state act is available. The Purchaser understands the legal consequences of the foregoing to mean that he, she or it may be required to bear the economic risk of his, her or its investment in the shares of the Restricted Securities for an indefinite period or time. The Purchaser understands that any instruments initially representing the shares of the Restricted Securities shall bear legends restricting the transfer thereof. The Purchaser agrees not to resell or otherwise dispose of all or any shares of Restricted Securities acquired by the Purchaser, except as permitted by law, including, without limitation, any and all applicable provisions of this Section, the Agreement and any regulations under the Securities Act and any state law or regulations.

                    (e) The Purchaser understands that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the shares of the Restricted Securities.

          D. Additional Representations of the Purchaser. Each Purchaser represents for purposes of the Hart-Scott-Rodino Antitrust Improvement Acts of 1976, as amended (the "Act"), that such purchaser controls no other Purchaser as that term is defined in the regulations promulgated under the Act.

          E. Shareholders' Agreement. Each certificate for shares of Common Stock issued upon exercise of the Warrants shall bear any legends required under the Shareholders' Agreement dated as of December 1, 1994 between the Corporation and certain investors and management shareholders described therein, to the extent required thereof. Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless in the opinion of counsel elected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Corporation, the restrictions contained in such Shareholders' Agreement no longer apply because of the occurrence of one or more events described therein.

          F. Consent to Amendments/Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Corporation has obtained the written consent of the Holders of a majority of the Warrants outstanding and the Holders of the Notes representing a majority of the principal balance of such Notes; provided that if there are no Warrants and Notes outstanding, the provisions of this Agreement may be amended or waived and the Corporation may take any action herein prohibited, if and only if the Corporation has obtained the written consent of the Holders of a majority of the Common Stock. No other course of dealing between the Corporation and the Holder of any Warrants, the Notes or any Common Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation will operate as a waiver of any rights of any such Holders. For purposes of this Agreement, Warrants or Common Stock held by the Corporation will not be deemed to be outstanding. If the Corporation pays any consideration to any Holder of Warrants, the Notes or Common Stock for such Holder's consent to any amendment, modification or waiver, the Corporation shall also pay each other Holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

          G. Survival of Representations and Agreements. All representations, warranties and agreements contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

          H. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and may be enforced by the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or Holder of Warrants, the Notes, or the Underlying Common Stock are also for the benefit of, and enforceable by, any Affiliate of such Purchaser which becomes the Holder of such Warrants, the Notes or such Underlying Common Stock (whether by sale, assignment or otherwise), and, in addition, any Holder of at least 10% of the Underlying Common Stock at any time outstanding.

          I. Capital and Surplus. The Corporation agrees that the capital of the Corporation (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Common Stock issued pursuant to this Agreement will be equal to the aggregate par value of such shares. The Corporation further agrees that, except as contemplated herein, it will not increase the capital of the Corporation with respect to any shares of the Corporation's capital stock at any time on or after the date of this Agreement.

          J. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          K. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          L. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          M. Governing Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Corporation and its shareholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the law of Illinois.

          N. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Corporation at the address indicated below:

               Blue Rhino Corporation
               104 Cambridge Plaza Drive
               Winston-Salem, NC 27104
               Attn:   Billy D. Prim
                       Chief Executive Officer

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          O. Understanding Among the Purchasers. The determination of each Purchaser to purchase the Notes and Warrants pursuant to this Agreement has been made by such Purchaser independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Corporation which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                BLUE RHINO CORPORATION


                                By /s/ Billy Prim
                                ----------------------------------------
                                Its President
                                    -----------------


                                INVESTORS:


                                __/s/ Dean Buntrock_____________________
                                Dean L. Buntrock


                                Conant Family Partnership, a general
                                partnership consisting of nine trusts

                                By:__/s/ Paul Vishny____________________
                                Paul H. Vishny, Trustee of each of the
                                aforesaid trusts and not individually

                                __/s/ Peter B. Desnoes__________________
                                Peter B. Desnoes

                                Doerge-Blue Rhino, L.P.

                                By: Avalon Corporation
                                Its: General Partner


                                __/s/ David Doerge______________________
                                David Doerge, President


                                Craig Duchossois Revocable Trust
                                __/s/ Craig Duchossois__________________
                                Craig Duchossois, Trustee

                                Richard L. Duchossois Revocable Trust

                                __/s/ Craig Duchossois, Under Power of
                                Attorney for Richard L. Duchossois, Trustee
                                Richard L. Duchossois, Trustee


                                __/s/ Andrew J. Filipowski__________________
                                Andrew J. Filipowski


                                __/s/ Donald Flynn__________________________
                                Donald Flynn

                                Kevin F. Flynn June 1992
                                Non-Exempt Trust

                                By:__/s/Kevin F. Flynn______________________
                                Kevin F. Flynn, Trustee

                                Brian J. Flynn June 1992
                                Non-Exempt Trust

                                By:__/s/ Brian J. Flynn_____________________
                                Brian J. Flynn, Trustee


                                __/s/ Richard Forsythe______________________
                                Richard Forsythe


                                __/s/ William Hulligan______________________
                                William Hulligan


                                Kimberly Family Discretionary Trust

                                __/s/ Craig Duchossois______________________
                                Craig Duchossois, Trustee

                                __/s/ Douglas Gray__________________________
                                Douglas Gray


                                Joseph Cusimano IRA


                                By:__/s/ Joseph Cusimano____________________


                                __/s/ Michael Arrington ____________________
                                Michael Arrington


                                __/s/ David Meltzer_________________________
                                David Meltzer


                                __/s/ Peer Pedersen_________________________
                                Peer Pedersen


                                __/s/ Charles Reeder________________________
                                Charles Reeder


                                __/s/ J. Christopher Reyes__________________
                                J. Christopher Reyes


                                __/s/ M. Jude Reyes_________________________
                                M. Jude Reyes


                                Ryan Holding Corporation


                                By:__/s/ Patrick J. Ryan____________________
                                  Its:__President___________________________


                                Cornelius and Lothian, L.P.

                                By:__/s/ C.G. Gerst______________________
                                  Its:__General Partner


                                __/s/ Howard Warren______________________
                                Howard Warren

                                __/s/ Arthur Watson______________________
                                Arthur Watson


                                __/s/ Richard Brenner____________________
                                Richard Brenner

                                __/s/ Billy D. Prim______________________
                                Billy D. Prim

                            Schedule of Purchasers

Investor                            Number of Units
--------                            ---------------

Michael Arrington                          500
Richard Brenner                            100
Dean Buntrock                            1,000
Conant Family Partnership                  500
Cornelius and Lothian, L.P.                250
Joseph Cusimano IRA                        250
Peter Desnoes                              500
Doerge-Blue Rhino, L.P.                  1,000
Craig Duchossois
   Revocable Trust                         750
Richard L. Duchossois
   Revocable Trust                         500
Andrew J. Filipowski                       200
Donald Flynn                               334
Kevin F. Flynn June 1992
   Non-Exempt Trust                        333
Brian J. Flynn June 1992
   Non-Exempt Trust                        333
Richard Forsythe                           500
Douglas Gray                               250
William Hulligan                         1,000
Kimberly Family


   Discretionary Trust                     250
David Meltzer                              250
Peer Pedersen                            1,000
Billy D. Prim                               25
Charles Reeder                             500
J. Christopher Reyes                       500
M. Jude Reyes                              500
Ryan Holding Corporation                 1,000
Howard Warren                            1,000
Arthur Watson                              250

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR UNLESS THE HOLDER OF THIS WARRANT DELIVERS TO BLUE RHINO CORPORATION AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO BLUE RHINO CORPORATION STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                          10.5% SENIOR DISCOUNT NOTE
                          --------------------------

$679,677.09                                                  October 11, 1995
                                                            Chicago, Illinois

     The undersigned, BLUE RHINO CORPORATION, a Delaware corporation ("Borrower"), for value received, hereby promises to pay to the order of Michael Arrington (together with its successors and permitted assigns, "Lender"), on or before October 11, 2000 (the "Maturity Date") the amount of Six Hundred Seventy-Nine Thousand Six Hundred Seventy-Seven and 09/l00ths Dollars ($679,677.09) (the "Loan"). Borrower further promises to pay interest on the unpaid principal amount of the Loan at the rate and at the times herein provided. This Note is one in a series of Notes (the "Notes") potentially aggregating in the amount of $18,453,233.00 which Notes rank pari passu with one another.

     The principal amount of this Note shall bear interest from the third anniversary of the date of this Note until the Maturity Date at the rate of 10.5% per annum, accrued and compounded semi-annually on April 30th, and October 31st of each year until paid. Interest accrued after the third anniversary of the Issue Date shall be paid in semi-annual installments on October 31st and April 30th of each year beginning April 30, 1999, until the Maturity Date. All payments on account of the indebtedness evidenced by this Note shall be first applied to interest on the principal amount and the remainder to the principal amount.

     In each case such interest shall be computed on the basis of actual days elapsed on the basis of a 365 day year on so much of the principal amount and accrued interest as is from time to time outstanding.

     All payments made hereunder may be made by certified check of the Corporation mailed to the address of the holder of this Note on the records of the Corporation or such other address as the record holder hereof shall previously have notified the Corporation in writing.

     This Note may be prepaid in whole or in part by the Corporation without premium or penalty. However, should the Corporation choose to prepay this Note, the Corporation shall prepay the principal balance of the Notes to each Holder on a pro rata basis. In the event the Corporation prepays the principal on this Note prior to the third anniversary of the issuance date of this Note, the balance of the Note payable shall be discounted by the amount prepaid plus the product of the following formula compounded semi-annually at 10.5% for each April 30 and October 31 between the date of prepayment and the third anniversary of the date of this
Note:

                     (Number of days prior to third
         Balance     (Anniversary of issuance date
         Prepaid x   (Prepayment occurs
                     ------------------------------------ x 10.5%)
                     (365

     Upon the occurrence of any event described in Section 1.2 of the Corporation's Certificate of Incorporation, the Corporation will provide the Holder of this Note with written notice of such event. Within 30 days of the receipt of this notice, which shall be deemed received within one day of its deposit by the Corporation with U.S. Postal Service for first class delivery, the Holder of this Note may demand in writing that the Corporation to repurchase this Note for 100% of the outstanding principal balance plus any accrued and unpaid interest. If such demand is not received by the Corporation within the 30 day period, the right to demand payment shall be deemed waived by the Holder.

     Upon the recapitalization, or reorganization of the Company, or the sale, transfer or assignment or other disposition of all or substantially all of the assets or capital stock of the Corporation, including a general assignment for the benefit of creditors and the reorganization or sale of the Company or its assets under any bankruptcy or insolvency law, this Note shall become immediately due and payable.

     This Note shall not be subject to the operation of any purchase, retirement, or sinking fund.

     This Note shall be senior to (i) all Indebtedness incurred after the date hereof except for (a) Notes issued in connection with the Chicago Dearborn Private Placement and (b) Indebtedness arising in the ordinary course of business consistent with past customs and practice or which would not exceed $50,000 in the aggregate; (ii) equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) and (iii) the payment of any dividends on Corporation's Common Stock or Series A Preferred Stock, or the redemption, purchase or other acquisition of or payments on any equity security other than (a) repurchase of Common Stock from employees of the Corporation upon termination of employment pursuant to an incentive stock plan or a stock option plan which may be adopted by the Board of Directors, and (b) issuance of Common Stock upon conversion of the Series A Preferred Stock or the exercise of the Existing Warrants, the HDP Warrants or the Warrants issued in connection with the Chicago Dearborn Private Placement; prior to the payment in full of this Note shall be a Default unless consented to in writing by the holder of this Note.

     The Note is transferable pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 of the Commission (or any similar rule then in force) if such rule is available, (iii) the conditions specified in that certain Unit Purchase Agreement dated October 11, 1995, between the Corporation and those persons named therein (the "Unit Purchase Agreement").

     This Note and all obligations and rights hereunder shall be binding upon the successors and assigns of the Corporation and shall inure to the benefit of the record holder hereof and its successors and assigns. The registered holder hereof shall be treated as the owner of this Note for all purposes.

     If any term or provision of this Note or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law. If any payments required to be made under this Note shall be in excess of the amounts allowed by law, the amounts of such payments shall be reduced to the maximum amounts permitted by law.

     In the event any payment required hereunder is not paid when due, such overdue payment shall bear interest from the date such payment was due until paid at twelve and one-half percent (12.5%).

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

     This Note may not be modified or terminated except by a written agreement executed by the Corporation and the holder of this Note.

     A director, officer, employee, or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under this Note or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, the registered holder hereof waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of the Unit Purchase Agreement. Terms used herein and not otherwise defined herein shall have such meanings ascribed to such terms in the Unit Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Note as of the day and year first above written.


                                                 BLUE RHINO CORPORATION

                                                 By_____________________________
                                                   Its__________________________

ATTEST

By____________________________
  Its_________________________

                                ASSIGNMENT FORM

To assign this Note, fill in form below:

     I or we assign and transfer this Note to _______________ (insert assignee's social security number or tax I.D. number)

                         _____________________________

                         _____________________________

                         _____________________________

                         _____________________________


            (Print or type assignee's name, address, and zip code)

and irrevocably appoint ______________________________ agent to transfer this Note on the books of the Corporation. The agent may substitute another to act for him.

Date _____________________________     _________________________________________
                                      (Sign exactly as your name appears on the first page of this Note)

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR UNLESS THE HOLDER OF THIS WARRANT DELIVERS TO BLUE RHINO CORPORATION AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO BLUE RHINO CORPORATION STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE ALSO BENEFITED BY AND SUBJECT TO A SERIES A SECURITIES PURCHASE AGREEMENT, A REGISTRATION RIGHTS AGREEMENT EACH DATED AS OF DECEMBER 1, 1994, AND EACH BY AND AMONG BLUE RHINO CORPORATION, A DELAWARE CORPORATION, PLATINUM VENTURE PARTNERS I, L.P., A DELAWARE LIMITED PARTNERSHIP, AND CERTAIN OTHER INVESTORS, AND A SHAREHOLDERS' AGREEMENT DATED THE SAME DATE, BY AND AMONG BLUE RHINO CORPORATION, A DELAWARE CORPORATION, THE INVESTORS AND THE MANAGEMENT STOCKHOLDERS, COPIES OF WHICH ARE ON FILE WITH THE CORPORATION.

                                                         Dated: December 1, 1994

                                    WARRANT

To Purchase _______ Shares of Common Stock (Subject to adjustment herein)

                          ____________________________

                           Expiring December 1, 2004

     THIS IS TO CERTIFY THAT, for value received, _________________________ or registered assigns is entitled to purchase from Blue Rhino Corporation, a Delaware corporation (the "Corporation"), at any time and from time to time prior to 5:00 p.m., Chicago, Illinois time, on December 1, 1994, at the principal office of the Corporation which is currently 104 Cambridge Park, Winston-Salem, North Carolina 27104 (or such other address as the Corporation shall specify by notice to all Warrantholders), at the Exercise Price, the number of shares of Common Stock, $0.001 par value (the "Common Stock"), of the Corporation shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

     This Warrant is one of the one or more warrants (the "Warrants"), of the same form and having substantially the same terms as this Warrant, which have been or will be issued pursuant to the Securities Purchase Agreement.

     Certain terms used in this Warrant are defined in Article VI.

                                   ARTICLE I

                              EXERCISE OF WARRANTS

     1.1  Method of Exercise and Payment.

          (a) Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Corporation, at the principal office of the Corporation, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased or converted into, as the case may be, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment to the Corporation of the amount equal to the product of the then applicable Exercise Price multiplied by the number of shares of Common Stock then being purchased pursuant to one of the payment methods permitted under Section 1.l(b) below.

          (b) Method of Payment. Payment shall be made either (1) by cash, money order, certified or bank cashier's check, (2) by wire transfer, (3) by converting the Warrant, or any portion thereof, into Common Stock pursuant to
Section 1.1 (c) below ("Warrant Conversion") or (4) any combination of the foregoing at the option of the Holder.

          (c) Payment by Warrant Conversion. Subject to any limitations set forth in this Warrant, the Holder may exercise the purchase right represented by this Warrant with respect to a particular number of shares of Common Stock subject to this Warrant ("Converted Warrant Stock") and elect to pay for the Converted Warrant Stock through Warrant Conversion as defined in Section 1.1(b), by specifying such election in the Subscription Notice. In such event, the Corporation shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Stock immediately prior to the exercise of the Warrant from
(B) the aggregate Fair Market Value of the Converted Warrant Stock issuable upon exercise of this Warrant (or the specified portion hereof) on the Exercise Date, by (y) the Fair Market Value of one share of Common Stock on the Exercise Date. For purposes of this Section 1, "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

          (i) If the Corporation's registration under the Securities Act, covering its initial underwritten public offering of stock had been declared effective by the Commission, then the fair market value of a share of Common Stock as of the last Business Day immediately prior to the Exercise Date.

          (ii) If such a registration statement has not been declared effective, or if it has been declared effective but the offering is not consummated in accordance with the terms of the underwriting agreement between the Corporation and its underwriters relating to such registration statement, then as determined in good faith by the Board upon review of the relevant factors; provided, however, that if the Exercise Date falls within one day prior to the effective date of such registration statement, the fair market value of a share of Common Stock will be deemed to be the public offering price per share provided for in such registration statement.

          (d) Mechanics. The Corporation shall as promptly as practicable and in any event within three days after delivery of a Subscription Notice as described above, execute and deliver or cause to be executed and delivered, in accordance with such Subscription Notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Subscription Notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such Subscription Notice or, if such Subscription Notice shall not specify denominations, in denominations of 100 shares each, and shall be issued in the name of the Holder or such other name or names as shall be designated in such Subscription Notice. Such certificate or certificates shall be deemed, to have been issued (and this Warrant or the portion thereof specified in the Subscription Notice shall be deemed to have been exercised) and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned Subscription Notice is received by the Corporation, or delivery thereof is refused (the "Exercise Date"). If this Warrant shall have been exercised only in part, the Corporation shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase or convert the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Corporation for payment.

     1.2 Shares to Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes) and, if the Common Stock is then listed on any national securities exchanges (as defined in the Exchange Act) or quoted on NASDAQ, shall be duly listed or quoted thereon, as the case may be.

     1.3 No Fractional Shares to Be Issued. The Corporation shall, not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Corporation may pay to the Holder, in cash, an amount equal to such share of fraction of the fair market value (as determined in good faith by the Board) per share of outstanding Common Stock of the Corporation in the Business Day immediately prior to the date of such exercise.

     1.4 Share Legends. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

          "This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered pursuant to such Act or unless the holder hereof delivers to Blue Rhino Corporation an opinion of counsel reasonably acceptable to Blue Rhino Corporation stating that an exemption from such registration is available."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Corporation, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act. Each certificate for shares of Common Stock issued upon exercise of this Warrant shall also bear any legends required under the Shareholders' Agreement, to the extent required thereby. Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Corporation, the restrictions contained in such Shareholders' Agreement no longer apply because of the occurrence of one or more of certain events described therein.

     1.5 Reservation; Authorization. The Corporation has reserved and will keep available for issuance upon exercise of the Warrants the total number of shares of Common Stock deliverable upon exercise of all Warrants from time to time outstanding. The issuance of the shares of Common Stock upon exercise of the Warrants has been duly and validly authorized and, when issued and sold in accordance with the Warrants, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable. The Corporation will take all such actions as are necessary in order to insure the foregoing.

     1.6 Result of Exercise. On the Exercise Date the rights of the holder of such Warrant as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such exercise will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     1.7 Not Close Books Until Exercise. The Corporation will not close its books against the transfer of this Warrant or shares of Common Stock issued or issuable upon exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.


                                   ARTICLE II

                 TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS

     2.1 Ownership of Warrant. The Corporation may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary, until this Warrant is presented for registration of transfer as provided in this Article II.

     2.2 Transfer of Warrant. The Corporation agrees to maintain books for the registration of transfers of the Warrants, and any transfer, in whole or in part, of this Warrant and all rights hereunder shall be registered on such books, upon surrender of this Warrant at the principal office of the Corporation together with a written assignment of this Warrant duly executed by the Holder or his, her or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Corporation shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued. This Warrant may not be transferred in whole or in part, and the Corporation shall not be required to register any transfers unless the Corporation has received an opinion of counsel selected by the transferor (who may be an employee of such party) and reasonably satisfactory to the Corporation that such transfer is exempt from the registration requirements of the Securities Act.

     If the Warrantholder delivers to the Corporation an opinion of counsel selected by such holder (who may be an employee of such holder) and reasonably acceptable to the Corporation, that no subsequent transfer of the Warrant will require registration under the Securities Act, the Corporation will promptly deliver to such holder or his, her or its designee, new Warrants in exchange for the Warrant delivered by such holder, which will not bear the Securities Act legend set forth at the beginning of the first page of the Warrant, and thereafter no further opinions of counsel shall be required in connection with the subsequent transfer of such Warrant.

     2.3 Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Corporation, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.2 as to any transfer which may be involved in the division or combination, the Corporation shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     2.4 Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation (an Original Warrantholder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Corporation will (at its expense) make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     2.5 Expenses of Delivery of Warrants. The Corporation shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and Warrant Stock hereunder. If, pursuant to Section 2.2, the opinion of counsel provides that registration is not required for the proposed exercise or transfer of this Warrant or the proposed transfer of the Warrant Stock and that the proposed exercise or transfer in the absence of registration would require the Corporation to take any action including executing and filing forms or other documents with the Commission or any state securities agency, or delivering to the Warrantholder any form or document in order to establish the right of the Warrantholder to effectuate the proposed exercise or transfer, the Corporation agrees promptly, at its expense, to take any such action; and provided, further, that the Corporation will reimburse the Warrantholder in full for any expenses (including but not limited to the fees and disbursements of such counsel, but excluding brokers' commissions) incurred by the Warrantholder or owner of Warrant Stock on his, her or its behalf in connection with such exercise or transfer of the Warrant or transfer of Warrant Stock.

                                  ARTICLE III

                                 CERTAIN RIGHTS

     3.1 Rights Under Securities Purchase Agreement, Registration Agreement and Shareholders' Agreement. This Warrant and the Warrant Stock are entitled to the benefits of and are subject to the Securities Purchase Agreement, Registration Agreement and the Shareholders' Agreement to the extent provided therein. The Corporation shall keep a copy of the Securities Purchase Agreement, Registration Agreement, the Shareholders' Agreement, and any amendments, restatements, modifications and supplements thereto, at the principal office of the Corporation and shall furnish copies thereof to any Holder or any transferee upon request.

                                   ARTICLE IV

                            ANTIDILUTION PROVISIONS

     4.1 Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article IV.

     4.2 Exercise of Warrant. At any time and from time to time, any holder of this Warrant may exercise all or any portion of this Warrant into the number of shares of Common Stock computed by (i) multiplying the number of shares of Common Stock sought to be purchased pursuant to this Warrant by $0.0347037 and
(ii) dividing the resulting product by the Exercise Price then in effect.

     4.3  Exercise Price.

          (a) Exercise Price Based on Conversion Price. The "Exercise Price" shall be one-tenth of the Conversion Price then in effect pursuant to the Certificate of Incorporation of the Corporation. In order to prevent dilution of the exercise rights granted to the holder of this Warrant, the Conversion Price and consequently the Exercise Price will be subject to adjustment from time to time pursuant to this Section 4.3 and Sections 4.5 and 4.6 below. For purposes of this Section 4.3, the Corporation shall be deemed to have issued or sold Common Stock as set forth in Section 4.4 below.

          (b) Adjustment for Dilutive Events. If and whenever on or after the original date of issuance of this Warrant the Corporation issues or sells, or in accordance with Section 4.4 below is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Conversion Price (the "Diluted Share Price") in effect immediately prior to the time of such issue or sale (a "Dilutive Event"), then forthwith upon the occurrence of any such Dilutive Event the Conversion Price will be reduced so that the Conversion Price in effect immediately following the Dilutive Event will equal the Diluted Share Price. Notwithstanding the foregoing, the issuance by the Corporation of up to 2,000,000 shares of Common Stock, or securities convertible into or options to acquire up to 2,000,000 shares of Common Stock, issued pursuant to stock option plans or grants to officers or employees approved by the Board or the issuance of Common Stock upon conversion of the Series A Preferred Shares issued pursuant to the Securities Purchase Agreement shall not constitute a Dilutive Event. As used in this Section 4.3(b) and in Section 4.4 below, the term "Common Stock" shall include Common Stock Equivalents. Notwithstanding anything contained herein to the contrary, the Exercise Price of this Warrant held by a particular holder shall not be adjusted pursuant to this Article 4 in connection with a particular Dilutive Event, or any subsequent Dilutive Event, if such holder of this Warrant fails to purchase, after being offered by the Corporation the opportunity to purchase, a percentage of the securities, rights or options, or any combination thereof, the sale of which constitute the Dilutive Event, which is equal to or greater than 75 % of the percentage ownership of the Corporation's Common Stock on a fully diluted basis held by such holder immediately prior to such Dilutive Event. A Warrant which is no longer subject to adjustment as a result of the preceding sentence shall remain subject to such limitation regardless of any subsequent transfers, and at each time that any Warrant so loses its rights to such adjustment, all Warrants which have lost their right to such adjustment as of such time shall be automatically classified into (and the outstanding Warrant representing such Warrant will automatically be deemed to represent) new sub-series A-1, A-2, A-3, etc., consecutively, beginning with A-1. The holders of Warrants of each such sub-series shall promptly deliver such Warrants to the Corporation upon the Corporation's request, for exchange or notation to reflect such sub-series. If any such Warrants are not delivered to the Corporation, the Corporation shall make appropriate notations on its stock records, which may include stop transfer instructions, and may place in escrow, pending receipt of such Warrants, all dividend payments or other distributions owing with respect to the Warrants represented by such Warrants.

     4.4 Issuance and Sale of Common Stock. For purposes of determining the adjusted Exercise Price pursuant to Sections 4.3 above the following events shall be deemed to be an issuance and sale of Common Stock by the Corporation:

          (a) Issuance of Rights or Options. If (i) the Corporation in any manner grants any rights or options to subscribe for or to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (such rights or options referred to herein as "Options" and such convertible or exchangeable stock or securities referred to herein as "Convertible Securities") and (ii) the Price Per Share of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options then the shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Corporation for such Price Per Share. For the purposes of this
Section 4.4(a), the "Price Per Share" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (b) Issuance of Convertible Securities. If (i) the Corporation in any manner issues or sells any Convertible Securities and (ii) the Price Per Share of shares of Common Stock issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale then the shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Corporation for such Price Per Share. For the purposes of this Section 4.4(b), the "Price Per Share" will be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments to the Conversion Price had been or are to be made pursuant to Section 4.4(a) above, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

          (c) Change in Option Price or Conversion Price. If at any time there is a change in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect had those Options or Convertible Securities still outstanding at the time of such change provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of Warrants.

          (d) Calculation of Consideration Received. If any shares of Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Share, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation or the non-cash portion of the Price Per Share, as the case may be, will be the fair value of such consideration received or to be received, respectively, by the Corporation; except where such consideration consists of securities, in which case the amount of consideration received or to be received, respectively, by the Corporation will be the Market Price thereof as of the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding Warrants. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Warrants.

          (e) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

          (f) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     4.5 Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

     4.6 Organic Change. Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Warrants then outstanding) to insure that each of the holders of Warrants with respect to all or any of the Warrants held thereby will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had exercised his, her or its Warrants immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Warrants then outstanding) to insure that the provisions of this
Section 4.6 will thereafter be applicable to the Warrants (including, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Corporation will not effect any such Organic Change, unless prior to the consummation thereof, the successor Corporation resulting from such Organic Change assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     All other terms of the Warrants shall remain in full force and effect following such an Organic Change. The provisions of this Section 4.6 shall similarly apply to successive Organic Changes.

     4.7  Notices.

          (a) Immediately upon any adjustment of the Exercise Price, the Corporation shall give written notice thereof to all holders of Warrants specifying the Exercise Price in effect thereafter with respect to the particular holder.

          (b) The Corporation shall give written notice to all holders of Warrants at least 20 days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any Organic Change, Change in Control, Change of Ownership, Fundamental Change or other reorganization, dissolution or liquidation. The Corporation shall also give written notice to the holders of Warrants at least 20 days prior to the date on which any Organic Change, Change in Control, Change of Ownership, Fundamental Change or other reorganization, dissolution or liquidation shall occur.

     4.8 Certain Other Events. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issues or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against dilution or other impairment. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

     4.9 Proceedings Prior to Any Action Requiring Adjustment As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Corporation shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof, and if all such approvals and actions are not taken, the Corporation shall take any action which would cause the Corporation to be able to issue to the holders of Warrants the full number of shares issuable upon exercise hereof in accordance with the terms hereof.


                                   ARTICLE V

              LIQUIDATION, DISSOLUTION, DISTRIBUTIONS OR DIVIDENDS

     5.1 Liquidation or Dissolution. In case the Corporation at any time while this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs other than in connection with an Organic Change, the Holder shall have the right to exercise this Warrant for a period of sixty (60) days after the later of (i) such event having occurred and (ii) receipt by the Holder of a notice from the Company indicating the kind and amount of securities or assets issuable or distributable to holders of shares of Common Stock with respect to such event, and upon exercise of this Warrant during such period, the Holder shall have the right to receive in lieu of each share of the Warrant Stock, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such dissolution, liquidation, or winding up with respect to each of the shares of the Common Stock.

     5.2 Dividends and Distributions With Respect to Common Stock. If legal under the applicable General Corporation Law of the State of Delaware at any time the Corporation pays any dividends or makes any other distributions with respect to the Common Stock, the Corporation shall pay at such time to each holder of a Warrant the dividends or other distributions which such holder would have been entitled to receive had such holder exercised all of his, her or its rights to acquire or receive Common Stock under such Warrant(s) on the date as of which the holders of Common Stock of record entitled to such dividends or other distributions were determined.


                                   ARTICLE VI

                                  DEFINITIONS

     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement. The following terms, as used in this Warrant, have the following respective meanings:

     "Board" means the Corporation's Board of Directors.

     "Business Day" shall mean (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (b) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

     "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the holders of Common Stock and Series A Securities as of the date of the Securities Purchase Agreement) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board.

     "Change of Control" means any transaction, circumstance or event that shall cause or result in Billy Prim and Andrew Filipowski either (a) owning, directly or indirectly, beneficial or record ownership of shares of the Corporation's capital stock or securities having less than 20% of the issued and outstanding shares of the Corporation entitled to vote on matters submitted to the Corporation's shareholders, or (b) resigning or being removed or otherwise not serving as a member of the Board.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock Equivalent" means, collectively, any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation or similar equity like participation rights or phantom stock interests but specifically excludes the Warrants.

     "Fundamental Change" means (a) a sale or transfer of all or substantially all of the assets of the Corporation, or of the Corporation and its Subsidiaries on a consolidated basis, in any transaction or series of transactions, and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving Corporation and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to the merger shall own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board after such merger.

     "Holder" means the Person in whose name this Warrant is registered on the books of the Corporation maintained for such purpose or the Person in whose name any Warrant Stock is registered on such books.

     "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

     "Organic Change" means any capital reorganization, reclassification, consolidation, merger, lease, or sale of all or substantially all of the Corporation's assets to another Person (other than a dissolution, liquidation or winding up of the Company as indicated in Section 5.1 above) which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

     "Original Warrantholder" means Platinum or any Investor holding a Warrant.

     "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on the primary exchange on which such security is listed at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. The "Market Price" of a note or other obligation which is not listed on a securities exchange or quoted in the NASDAQ System or reported by the National Quotation Bureau, Incorporated, the total consideration received by the Corporation (including interest) will be discounted at the prime rate of interest at the First National Bank of Chicago in effect at the time the note or obligation is deemed to have been issued. If at any other time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the Warrants.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Platinum" means Platinum Venture Partners 1, L.P., a Delaware limited partnership.

     "Registration Agreement" means the Registration Rights Agreement, of even date herewith, by and among the Corporation, Platinum and the Investors (as defined in the Registration

Agreement), as such agreement may be amended, restated, modified or supplemented from time to time in accordance with its terms.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Purchase Agreement" means the Series A Securities Purchase Agreement, of even date herewith, by and among the Corporation, Platinum and the Investors (as defined in the Securities Purchase Agreement), as such agreement may be amended, restated, modified or supplemented from time to time in accordance with its terms.

     "Shareholders' Agreement" means the Shareholders' Agreement, of even date herewith, by and among the Corporation, the Investors (as defined in the Shareholders' Agreement) and the Management Stockholders (as defined in the Shareholders' Agreement), as such agreement may be amended, restated, modified or supplemented from time to time in accordance with its terms.

     "Subsidiary" means any corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

     "Voting Stock" of any Person means securities of any class or classes of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such Person.

     "Warrantholder" means a Holder of a Warrant.

     "Warrants" shall have the meaning set forth in the second paragraph of this Warrant.

     "Warrant Stock" means the shares of Common Stock purchased by the Warrantholders upon the exercise of the Warrants, including any such shares of Common Stock transferred to any transferee of such Warrantholder, other than a transferee who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act.


                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 Notices. Notices and other communications provided for herein shall be in writing and shall, unless otherwise expressly required, be given in the manner and with the effect provided in the Securities Purchase Agreement. In the case of the Holder, such notices and communications shall be addressed to his, her or its address as shown on the books maintained by the Corporation, unless the Holder shall notify the Corporation that notices and communications should be sent to a different address (or telecopy number), in which case such notices and communications shall be sent to the address (or telecopy number) specified by the Holder.

     7.2 Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Corporation and the Warrantholders voting as a single class, entitling such Warrantholders to purchase a majority of the Common Stock subject to purchase upon exercise of such Warrants at the time outstanding (exclusive of Warrants then owned by the Corporation or any Subsidiary or Affiliate thereof); provided, however, that no such amendment, modification or waiver shall, without the written consent of each holder of Warrants whose interest might be adversely affected by such amendment, modification or waiver, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Article III, IV or V hereof. The provisions of the Securities Purchase Agreement, the Shareholders' Agreement and the Registration Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

     Any such amendment, modification or waiver effected pursuant to this Section or the applicable provisions of the Securities Purchase Agreement, the Shareholders' Agreement or the Registration Agreement shall be binding upon the holders of all Warrants and Warrant Stock, upon each future holder thereof and upon the Corporation. In the event of any such amendment, modification or waiver, the Corporation shall give prompt notice thereof to all Warrantholders and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

     No notice or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in similar or other circumstances.

     7.3 Governing Law. This Warrant shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to principles of conflicts of laws.

     7.4 Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Corporation herein or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrants shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrants, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant or any Warrant Stock is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

     7.5 Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

     7.6 Severability. In case any one or more of the provisions contained in the Securities Purchase Agreement, the Shareholders' Agreement, the Registration Agreement or this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     7.7 Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

     7.8 No Rights as Stockholder. This Warrant shall not entitle the Warrantholder to any rights as a stockholder of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                              Blue Rhino Corporation, a Delaware corporation


                              By:____________________________________________
                                 Billy Prim, Chief Executive Officer

Attest:

_______________________________________
S.H. Fogleman, III, Assistant Secretary

                              SUBSCRIPTION NOTICE

                   (To be executed upon exercise of Warrant)

To__________________:

[Choose one or both of first two paragraphs, as applicable]

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ________________ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer.

     The undersigned hereby irrevocably elects to exercise the right of conversion represented by the attached Warrant for, and to convert thereunder, _______________ shares of Common Stock, as provided for therein.

     Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:


     If said number of shares shall riot be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Dated: ______________, 19__


                              __________________________________________________
__________________________
                              NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

                                   ASSIGNMENT
                  (To be executed upon assignment of Warrant)

     For value received, ______________________________________ hereby sells, assigns and transfers unto the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ attorney to transfer said Warrant on the books of Blue Rhino Corporation, with full power of substitution in the premises.


                              _________________________________________________
__________________________
                              NOTE: The above signature should correspond exactly with the name on the face of the attached Warrant.

Dated:

                      AMENDMENT TO BLUE RHINO CORPORATION
                         Certificate of Incorporation
                         ----------------------------


Pursuant to Section 242 of the Delaware General Corporation Law and Section 3 of the Certificate of Incorporation of Blue Rhino Corporation, a Delaware corporation (the "Certificate of Incorporation") the Certificate of Incorporation filed with the Secretary of State of Delaware on November 29, 1994 is hereby amended as follows:

     1.   Section FOURTH is hereby amended to read in its entirety as follows:

          FOURTH: The total number of shares which the Corporation shall have authority to issue is 86,796,172 which are divided into two classes as follows:

          (a) 20,796,172 shares of Series A Convertible Participating Preferred Stock, $0.001 par value per share (the "Series A Preferred" and shares of Series A Preferred the "Series A Preferred Shares"); and

          (b) 66,000,000 shares of common stock of the Corporation, $0.001 par value per share (the Common Stock).

     2. All other terms and conditions of the Certificate of Incorporation remain unchanged and in full force and effect.

     I the undersigned, in my capacity as secretary of Blue Rhino Corporation and pursuant to the General Corporation Law of the State of Delaware, do hereby make this Amendment to Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein are true, and accordingly have hereunto set my hand this ___ day of October, 1995.

                           BLUE RHINO CORPORATION

                           By /s/ S. H. Fogleman III
                             ----------------------------
                                  S. H. Fogleman III,
                                  Assistant Secretary

                           ARTICLES OF INCORPORATION

                                      OF

                            BLUE RHINO CORPORATION


     The undersigned submits these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina, as contained in Chapter 55 of the General Statutes of North Carolina, entitled the "NORTH CAROLINA BUSINESS CORPORATION ACT," and to that end sets forth:

                                  ARTICLE ONE

     The name of the Corporation is Blue Rhino Corporation.

                                  ARTICLE TWO

     2.1. Authorized Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 20,020,000 shares, which shall be divided as follows: (a) 3,000,000 shares of preferred stock, par value $.001, the preferences, terms, limitations, relative rights and qualifications of any class or series of which shall be established by the Board of Directors of the Corporation within the limitations set forth in the North Carolina Business Corporation Act, as amended from time to time (the "Preferred Stock"); (b) 17,000,000 shares of Class A common stock, par value $.001 per share (the "Class A Common Stock"); and (c) 20,000 shares of Class B common stock, par value $.001 per share (the "Class B Common Stock"). The term "Common Stock" when used herein shall collectively mean the Class A Common Stock and the Class B Common Stock.

     2.2. Common Stock Provisions.

          (a) Voting Rights. Except as otherwise required by law or expressly provided herein, the holder of each share of Class A Common Stock shall have one (1) vote per share on all matters submitted to a vote of the Corporation's shareholders. The holder of each share of Class B Common Stock shall have one thousand (1,000) votes per share on each matter submitted to a vote of the shareholders of the Corporation.

          (b) Dividend Rights. Subject to all of the rights of the Preferred Stock herein authorized, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board of Directors of the Corporation. Dividends shall be declared and paid to holders of either Class A Common Stock or Class B Common Stock only if such dividends are declared and paid to holders of both classes on an equal per share basis.

          If at any time the distribution of any Class A Common Stock, Class B Common Stock or any other securities of the Corporation is to be made to the holders of either Class A Common Stock or Class B Common Stock (a "Share Distribution"), such Share Distribution may be declared and paid only as follows:

               (i) A Share Distribution of Class A Common Stock to holders of Class A Common Stock; provided there shall also be a simultaneous Share Distribution consisting of shares of Class B Common Stock to the holders of Class B Common Stock on an equal per share basis; or

                (ii) A Share Distribution consisting of Class B Common Stock to holders of Class B Common Stock; provided there shall also be a simultaneous Share Distribution consisting of shares of Class A Common Stock to the holders of Class A Common Stock on an equal per share basis; or

               (iii) A Share Distribution consisting of any other class of securities of the Corporation to the holders of Class A Common Stock and Class B Common Stock on an equal per share basis.

          (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled upon dissolution, liquidation or winding up, each holder of shares of Common Stock shall receive distributions of available remaining assets of the Corporation on an equal per share basis.

          (d) Merger or Consolidation Rights. In the event of a merger or consolidation of the Corporation with or into another entity, each holder of shares of Common Stock shall receive such assets of the Corporation as are available for distribution to such shareholders, or stock into which the Common Stock shall have been converted, on an equal per share basis; provided, however, in any merger or consolidation in which shares of capital stock are distributed, such shares distributed to the holders of Class A

Common Stock and Class B Common Stock may differ to the extent, and only to the extent, that the voting rights of the Class A Common Stock and Class B Common Stock differ as provided herein.

     (e) Conversion. Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock at the option of the holder thereof at any time, on a share-for-share basis. The ratio for such conversion shall in all events be accurately preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or stock split or combination of, outstanding shares of Class A Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation. Upon the conversion of shares of Class B Common Stock into shares of Class A Common Stock, such shares of Class B Common Stock shall be retired, and shall not be subject to reissuance.

     Each share of Class B Common Stock shall automatically be converted into one (1) share of Class A Common Stock upon its sale, gift, assignment, distribution, conveyance or other disposition or transfer, whether by operation of law or otherwise (collectively a "Transfer") to other than a Permitted Transferee (as herein defined). The term "Transfer" as used herein shall not include a pledge or hypothecation of shares of Class B Common Stock; provided, however, that a Transfer shall have occurred if the pledgee or party to whom such shares are hypothecated forecloses thereon. The term "Permitted Transferee" as used herein shall mean:

          (i) Billy D. Prim or any of his descendants (including adopted children), any spouses, widows or widowers or any of their respective descendants (including adopted children) (collectively the "Prim Family Holders");

          (ii) Andrew J. Filipowski or any of his descendants (including adopted children), any spouses, widows or widowers or any of their respective descendants (including adopted children) (collectively the "Filipowski Family Holders");

          (iii) Any trust, a majority of interest of which is held, directly or indirectly, by or for the benefit of one or more of the Prim Family Holders, or one or more of the Filipowski Family Holders, or any entity or entities described in clauses (iv), (v), (vi) or (vii) of this Section 2.2(e).

          (iv) Any estate of a Prim Family Holder, or Filipowski Family Holder;

          (v) Any foundation or charitable organization established by one or more of the Prim Family Holders, or by one or more of the Filipowski Family Holders, that qualifies as an exempt organization under the Internal Revenue Code of 1986, as amended, or any successor statute;

          (vi) Any charitable lead trust or charitable remainder trust established by one or more of the Prim Family Holders, or by one or more of the Filipowski Family Holders; or

          (vii) Any corporation or partnership or other entity of which voting control is held, directly or indirectly, by or for the benefit of one or more of the Prim Family Holders, or by one or more of the Filipowski Family Holders, or any entity or entities described in clauses (iii), (iv), (v) or
     (vi) above. For purposes of this clause (vii), "voting control" shall mean either: (a) the beneficial ownership, direct or indirect, of more than fifty percent (50%) of the outstanding voting securities of a corporation, or in the case of an unincorporated entity, of a similar power to control the affairs of such entity, or (b) the contractual power to elect or designate a majority of the directors of a corporation or in the case of an unincorporated entity, of individuals exercising similar functions.

     If any shares of Class B Common Stock are held by a Permitted Transferee as described in clauses (iii), (iv), (v) or (vi) of this Section 2.2(e), and such Permitted Transferee shall cease to be a Permitted Transferee, then such shares of Class B Common Stock shall automatically be converted into an equal number of shares of Class A Common Stock.

     A majority of the Board of Directors of the Corporation shall have the power and duty to determine for purposes of this Section 2.2(e), on the basis of information known to the Board of Directors after reasonable inquiry, (a) whether a person or entity is a Permitted Transferee or shall have ceased to be a Permitted Transferee, and (b) whether a Transfer of shares of Class B Common Stock shall have occurred, so as to effect a conversion of such shares of Class B Common Stock to an equal number of shares of Class A Common Stock. The holders of Class B Common Stock shall, upon demand, disclose to the Board of Directors in writing such information with respect to the ownership of such shares of Class B Common Stock as the Board of Directors deemed necessary to make the determination required pursuant to this paragraph.

     (f) Stock Splits, Divisions and Combinations. The Corporation may not split, divide or combine the shares of the Class A Common Stock or the Class B Common Stock, unless, simultaneously therewith, the Corporation splits, divides or combines, as the case may be, the shares of the other class of Common Stock in the same proportion and manner.

     (g) Issuance of Additional Shares of Class B Common Stock. Additional shares of Class B Common Stock may only be issued to Prim and his heirs, or to Filipowski and his heirs, unless such issuance to such other persons is approved by a majority of the issued and outstanding shares of Class B Common Stock.


                                 ARTICLE THREE

     The address of the initial registered office of the Corporation is P. O. Box 50, Highway 601 North, Yadkinville, Yadkin County, North Carolina 27055; and the name of the initial registered agent at such address is Billy D. Prim.

                                  ARTICLE FOUR

     The name and address of the Incorporator are:

     Name                                                 Address
     ----                                                 -------

Don R. House                                      215 Executive Park Blvd.
                                                 Winston-Salem, N.C. 27103


                                 ARTICLE FIVE

     To the fullest extent permitted by applicable law, as it now exists or may hereafter be amended, the Corporation shall indemnify all persons serving as directors of the Corporation against all liability and litigation expense, including but not limited to reasonable attorneys' fees, arising out of their status as such or their activities in the foregoing capacity, regardless of when such status existed or activity occurred and regardless of whether or not they are directors of the Corporation at the time such indemnification is sought or obtained. Without limiting the generality of the foregoing indemnity, such persons may also recover from the Corporation all reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted by this Article. The provisions of this Article are in addition to and not in limitation of the power of the Corporation with respect to, and the rights of any director of the Corporation to receive the benefits of, any other or further indemnification, insurance, elimination of liability or other right or benefit which is either required by the NORTH CAROLINA BUSINESS CORPORATION ACT or permitted thereby and duly adopted by the Corporation in accordance therewith.

                                  ARTICLE SIX

     To the fullest extent permitted by applicable law, as it now exists or may hereafter be amended, no director of the Corporation shall have any personal liability arising out of any action, whether by or in the right of the Corporation or otherwise, for monetary damages for breach of his or her duty as a director. This Article shall not impair any right to receive indemnity or insurance from the Corporation or any third party which any director may now or hereafter have. Any repeal or modification of this Article shall not impair or otherwise adversely affect any limitation on, or elimination of, the personal liability of a director effected hereby with respect to acts or omissions occurring prior to such repeal or modification.

     IN WITNESS WHEREOF, I have set my hand this ______ day of March, 1994.


                                            INCORPORATOR:


                                            /s/ Don R. House
                                                Don R. House

                   SECOND AMENDMENT TO BLUE RHINO CORPORATION
                         REGISTRATION RIGHTS AGREEMENT


     THIS SECOND AMENDMENT is dated as of October 11, 1995 by and among BLUE RHINO CORPORATION, a Delaware corporation (the "Corporation") and the persons listed on Schedule 1 attached hereto (the "Additional Investors") and the persons listed on Schedule 2 attached hereto are consenting and agreeing to this Second Amendment under separate consents (the "Consenting Investors").


                              W I T N E S S E T H:


     WHEREAS, the Corporation, Platinum and the Investors have heretofore entered into a Registration Rights Agreement dated as of December 1, 1994, as amended by that certain First Amendment to Blue Rhino Corporation Registration Rights Agreement dated May 10, 1995 (together the "Registration Rights Agreement");

     WHEREAS, the parties hereto (including the Investors) wish to amend the Registration Rights Agreement;

     WHEREAS, to induce the Additional Investors to purchase units consisting of a 10.5% Senior Discount Note and Warrant to purchase the Corporation's Common Stock (the "Units") pursuant to a Unit Purchase Agreement between the Corporation and the Additional Investors of even date herewith (the "Unit Purchase Agreement") the Corporation deems it desirable to enter into this Second Amendment;

     WHEREAS, the Consenting Investors, holding in excess of 51% of the total outstanding Registerable Shares have consented to this Second Amendment in writing.

                                   AGREEMENTS

     In consideration of the promises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   The Registration Rights Agreement is amended as provided herein.

     2.   The definition of "1995 Warrants" is amended to read in its entirety:

          The "1995 Warrants" means the Warrants to purchase up to (i) 28,819 shares of Common Stock at $0.347037 per share, issued to Peter Huizenga ("Huizenga"), Andrew Filipowski ("Filipowski"), Craig Duchossois ("Duchossois") and Robert

          F. Steele ("Steele") in connection with a bridge loan in May 1995,
          (ii) 2,593,385 shares of Common Stock at $0.347037 per share issued to Huizenga, Filipowski, Duchossois, Steele, and Billy D. Prim ("Prim") in connection with their guarantee of loan to the Corporation in June 1995, (iii) 86,446 shares of Common Stock at $0.347037 per share issued to Platinum Ventures Partners I, L.P. in connection with a loan to the Corporation in May 1995, (iv) 259,338 shares of Common Stock at $0.347037 per share issued to Platinum Ventures Partners I, L.P. in connection with the extension of the maturity on its loan to the Corporation on August 14, 1995, (v) 172,892 shares of Common Stock at $0.347037 per share to be issued to Platinum Ventures Partners I, L.P. upon the renewal of its loan to the Corporation in June 1996, (vi) 1,728,925 shares of Common Stock at $0.347037 per share to be issued to Huizenga, Filipowski, Duchossois, Steele, and Prim upon the extension of the repayment period on the loan from Bank of America to the Corporation in December 1995 (vii) 6,612,926 shares of Common Stock at $0.347037 to certain investors pursuant to the sale by the Corporation of Units on October 11, 1995 (viii) 960,000 shares of Common Stock at $0.347037 to Huizenga, Duchossois and Peer Pedersen and their assigns by the Corporation on October 11, 1995 as compensation for their service to the Corporation in the $13,000,000 Private Placement and (ix) 2,438,122 shares of Common Stock at $0.347037 to Chicago Dearborn Corporation upon the purchase by Chicago Dearborn Corporation of up to 5,000 Units consisting of Notes and Warrants from the Corporation.

     3. Except as herein specifically modified, the Agreement shall remain in full force and effect.

     4. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original and such counterparts shall together constitute one instrument.

     5. The Second Amendment is subject to receipt of the consent of the Investors listed on Schedule 1 attached hereto.

     The parties hereto have executed this Second Amendment to Registration Rights Agreement on the date first set forth above.

                                BLUE RHINO CORPORATION


                                By_____________________________________
                                    Billy Prim, Chief Executive Officer


                                ADDITIONAL INVESTORS:

                                _______________________________________
                                Dean L. Buntrock

                                Conant Family Partnership

                                By:____________________________________
                                    Paul H. Vishney, general partner


                                _______________________________________
                                Peter B. Desnoes

                                Doerge-Blue Rhino, L.P.

                                By: Avalon Corporation
                                    Its: General Partner

                                _______________________________________
                                David Doerge, President


                                Craig Duchossois Revocable
                                Trust

                                _______________________________________
                                Craig Duchossois, Trustee


                                Richard L. Duchossois Revocable

                                Trust

                                _______________________________________
                                Richard L. Duchossois, Trustee



                                _______________________________________
                                Andrew J. Filipowski

                                _______________________________________
                                Donald Flynn


                                Kevin F. Flynn June 1992
                                Non-Exempt Trust

                                By:____________________________________
                                    Kevin F. Flynn, Trustee


                                Brian J. Flynn June 1992
                                Non-Exempt Trust

                                By:____________________________________
                                    Brian J. Flynn, Trustee


                                _______________________________________
                                Richard Forsythe


                                _______________________________________
                                William Hulligan


                                Kimberly Family Discretionary Trust

                                _______________________________________
                                Craig Duchossois, Trustee


                                _______________________________________
                                Douglas Gray

                                Joseph Cusimano IRA

                                By:__________________________


                                _____________________________
                                Michael Arrington


                                _____________________________
                                David Meltzer


                                _____________________________
                                Peer Pedersen


                                _____________________________
                                Charles Reeder


                                _____________________________
                                J. Christopher Reyes


                                _____________________________
                                M. Jude Reyes


                              Ryan Holding Corporation

                                By:__________________________

                                    Its:_____________________


                                Cornelius and Lothian, L.P.

                                By:__________________________
                                    Its______________________


                                _____________________________
                                Howard Warren

                                _____________________________

                                Arthur Watson


                                ________________________________
                                Richard Brenner


                                ________________________________
                                Billy D. Prim

                                   Schedule 1

                              Additional Investors


Michael Arrington
Richard Brenner
Dean Buntrock
Conant Family Partnership
Cornelius and Lothian, L.P.
Joseph Cusimano IRA
Peter Desnoes
Doerge-Blue Rhino, L.P.
Craig Duchossois Revocable Trust
Richard L. Duchossois Revocable Trust
Andrew J. Filipowski
Donald Flynn
Kevin F. Flynn June 1992 Non-Exempt Trust
Brian J. Flynn June 1992 Non-Exempt Trust
Richard Forsythe
Douglas Gray
William Hulligan
Kimberly Family Discretionary Trust
David Meltzer
Peer Pedersen
Billy D. Prim
Charles Reeder
J. Christopher Reyes
M. Jude Reyes
Ryan Holding Corporation
Howard Warren
Arthur Watson

                                   Schedule 2

                                   Investors

Platinum Venture Partners I, L.P.
Andrew J. Filipowski
Craig Duchossois
Bobby Slate
James R. Hardin
Robert F. Steele & Jennifer Steele JTWROS
Robert F. Steele
Thomas E. Gleitsman
Tom Austin
Ray Maynard
Robert L. Jacobs
Frank Murnane, Sr.
Frank Murnane, Jr.
Gabriel, Inc. (c/o Jimmy Liautaud)
James Alan Booe
Joe Wallace
Lennard Carlson
Richard Carlson
Baxter Kiger
Peter Vitulli
Barry Sylvester
James Barzyk
Alexander Danzberger
Cole Taylor Bank Custodian FBO Arthur Frigo IRA #8417
Huizenga Capital Management
Peter H. Huizenga Testamentary Trust
Peter H. Huizenga
Billy D. Prim
Kimberly Family Discretionary Trust (c/o Craig J. Duchossois)
Edward A. Fortino & Dayle Duchossois-Fortino JTWROS

February 19, 1998
Page 1



                                October 11, 1995


To the Investors listed
on Exhibit A


Gentlemen:

     We have acted as counsel for Blue Rhino Corporation (the "Company") in connection with the Company's sale of Units (the "Units") pursuant to a Unit Purchase Agreement (the "Unit Purchase Agreement") dated October 11, 1995 between the Company and you. This opinion is given pursuant to Section 3.A of the Unit Purchase Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Unit Purchase Agreement.

     In rendering this opinion, we have examined the Unit Purchase Agreement and the following documents (together with the Unit Purchase Agreement the "Loan Documents"):

     1. the Note;

     2. the Warrants;

     3. the Second Amendment to the Registration Rights Agreement;

February 19, 1998
Page 2



     4. the First Amendment to the Shareholders' Agreement; and

     5. the Amendment to the Certificate of Incorporation.

     We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate for the purposes of the opinions contained herein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have further assumed, with respect to all documents we have reviewed, the due authorization, execution and delivery thereof by parties other than the Company. We have relied as to factual matters upon certificates or statements of such public officials and such officers and duly appointed agents of the Company as we have deemed relevant or necessary.

     Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "to our knowledge" and "known to us" and similar language used herein are intended to be limited to the knowledge of lawyers within our firm who have recently worked on matters on behalf of the Company.

     We are members of the Bar of the State of Illinois, and we express no opinion with respect to laws other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

February 19, 1998
Page 3



     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. The Company has the corporate power and authority to enter into the Loan Documents and to perform its obligations thereunder.

     3. The Loan Documents have been duly authorized, executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     4. The execution and delivery of the Loan Documents by the Company and the performance by the Company of its obligations thereunder (based on waiver and consents received by the Company) do not and will not conflict with or result in a violation of any agreement or instrument, known to us to which the Company is a party or by which it may be bound.

     5. Sufficient shares of the Company's common stock have been reserved to satisfy its obligations under the Warrants. The issuance of the stock pursuant to the Warrants has been duly authorized and such stock when issued in accordance with the Warrant will be fully paid and nonassessable.

     The foregoing opinions are limited by the following qualifications:

          (a) The opinions expressed in paragraph 3 are limited by the effect upon the enforceability of the provisions of the Agreement of bankruptcy, reorganization, insolvency, avoidable transfers, moratorium, or other laws which affect generally the enforcement of creditors' rights. Further, the use of the term "enforceable" does not imply any opinion as to the availability of any equitable remedy.

February 19, 1998
Page 4


          (b) These opinions and this letter may not be used or relied on by or published or communicated to any party other than the addressees without our written consent.

                             Very truly yours,

                             /s/ Pedersen & Houpt, P.C.

                                   Exhibit A

                                   Investors
                                   ---------


Michael Arrington
Dean Buntrock

Conant Family Partnership


Cornelius & Lothian, L.P.
Joseph Cusimano
Peter Desnoes


Doerge-Blue Rhino, L.P.

Donald Flynn


Kevin F. Flynn June 1992 Non-Exempt Trust
Brian J. Flynn June 1992 Non-Exempt Trust
Richard Forsythe


Douglas Gray
William Hulligan


David Meltzer


Peer Pedersen

February 19, 1998
Page 6


Charles Reeder


J. Christopher Reyes


M. Jude Reyes


Ryan Holding Corporation
Howard Warren


Arthur Watson


Craig Duchossois Revocable Trust

Kimberly Family Discretionary Trust
Richard L. Duchossois Revocable Trust


Richard Brenner
Andrew J. Filipowski

Billy D. Prim

February 19, 1998
Page 7